EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro-forma condensed consolidated financial statements are presented to illustrate the effect of PhotoMedex, Inc.'s ("PhotoMedex" or "the Company") June 22, 2015 sale of its XTRAC/VTRAC Division ("the Division") to Mela Sciences, Inc. The Division was part of the Company's recurring segment, for XTRAC treatments and parts and professional equipment segment, for international laser sales. The consideration consisted of $42.5 million is cash, subject to working capital adjustments and professional fees, and the Company is expected to realize net proceeds of approximately $41.0 million.
The following unaudited pro-forma condensed consolidated balance sheet as of March 31, 2015 is presented as if the transaction had occurred on March 31, 2015. The following unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2014, 2013 and 2012 and the three months ended March 31, 2015 are presented as if the transaction had occurred on January 1, 2012. In order to derive the pro forma condensed consolidated balance sheet, the historical consolidated results of the Company have been adjusted to eliminate the assets and liabilities attributable to the Division. For the pro forma condensed consolidated statements of operations, the historical results of the Company have been adjusted by eliminating the results of operations of the Division. Pro forma adjustments are described in the notes to the unaudited pro forma consolidated financial statements.
The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances; however, the actual results could differ. The pro forma adjustments are directly attributable to the transaction and are expected to have a continuing impact on the results of operations of the Company. Management believes that all adjustments necessary to present fairly the unaudited pro forma consolidated financial statements have been made. The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have resulted had the transaction been consummated on the dates indicated, and should not be construed as being representative of the Company's future results of operations or financial position. The Division's assets, liabilities and results of operations presented herein were derived from the Division's historical financial statements, not included in this Form 8-K filing.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto, which are included in the Annual Report on Form 10-K of PhotoMedex for the year ended December 31, 2014 and on Form 10-Q for the quarter and three months ended March 31, 2015, as previously filed with the Securities and Exchange Commission.

PHOTOMEDEX, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2015
(In thousands)
	PhotoMedex Historical	Division Disposition Adjustments			Pro Forma
ASSETS

Current assets:
Cash and cash equivalents	$6,199	$(200)	(1a	)	$5,989
		(10)	(1b	)
Accounts receivable, net	15,717	(4,765)	(1a	)	10,952
Inventories, net	19,863	(2,467)	(1a	)	17,396
Deferred tax asset	750	-			750
Prepaid expenses and other current assets	8,234	(627)	(1a	)	7,607
Total current assets	50,763	(8,069)			42,694

Property and equipment, net	14,547	(13,258)	(1a	)	1,289
Deferred tax asset, long-term	587	-			587
Intangible assets, net	16,189	(7,033)	(1a	)	9,156
Goodwill	23,404	(3,142)	(1a	)	20,262
Other assets	178	(40)	(1a	)	888
		750	(1b	)

Total assets	$105,668	$(30,792)			$74,876

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of notes payable and long-term debt	$3,801	(57)	(1a	)	1,868
		(1,876)	(1b	)
Other current liabilities	29,519	(4,149)	(1a	)	23,934
		(1,436)	(1b	)
Total current liabilities	33,320	(7,518)			25,802

Long-term liabilities:
Notes payable and long-term debt	37,029	(11)	(1a	)	-
		(37,018)	(1b	)
Other liabilities	1,024	(141)	(1a	)	883
Total liabilities	71,373	(44,688)			26,685

Stockholders' equity	34,295	13,896	(1c	)	48,191

Total liabilities and stockholders' equity	$105,668	$(30,792)			$74,876

PHOTOMEDEX, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2015
(In thousands, except share and per share amounts)
	PhotoMedex Historical	Division Disposition Adjustments			Pro Forma

Revenues	$28,149	$(7,476)	(1d	)	$20,673

Cost of revenues	7,922	(3,265)	(1d	)	4,657

Gross Profit	20,227	(4,211)			16,016

Operating expenses:
Selling, general and administrative	24,861	(4,888)	(1d	)	19,787
		(186)	(1b	)
Engineering and product development	755	(417)	(1d	)	338
	25,616	(5,491)			20,125

Loss from continuing operations before interest and other financing expense, net	(5,389)	1,280			(4,109)

Interest and other financing expense, net	(2,551)	(5)	(1d	)	(267)
		2,289	(1e	)

Loss from continuing operations before income taxes	(7,940)	3,564			(4,376)

Income tax expense	(365)	-			(365)

Loss from continuing operations	$(8,305)	$3,564			$(4,741)

Loss per share:
Basic	$(0.42)				$(0.24)
Diluted	$(0.42)				$(0.24)

Shares used in computing loss per share:
Basic	19,794,210				19,794,210
Diluted	19,794,210				19,794,210

PHOTOMEDEX, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2014
(In thousands, except share and per share amounts)

	PhotoMedex Historical	Division Disposition Adjustment			Pro Forma

Revenues	$163,541	$(30,582)	(1d	)	$132,959

Cost of revenues	38,619	(12,155)	(1d	)	26,464

Gross Profit	124,922	(18,427)			106,495

Operating expenses:
Selling, general and administrative	142,880	(17,000)	(1d	)	125,880
Engineering and product development	3,086	(1,266)	(1d	)	1,820
	145,966	(18,266)			127,700

Loss from continuing operations before interest and other financing expense, net	(21,044)	(161)			(21,205)

Interest and other financing expense, net	(4,387)	15	(1d	)	(2,089)
		2,283	(1e	)

Loss from continuing operations before income taxes	(25,431)	2,137			(23,294)

Income tax expense	(36,312)	-			(36,312)

Loss from continuing operations	$(61,743)	$2,137			$(59,606)

Loss per share:
Basic	$(3.26)				$(3.15)
Diluted	$(3.26)				$(3.15)

Shares used in computing loss per share:
Basic	18,940,355				18,940,355
Diluted	18,940,355				18,940,355

PHOTOMEDEX, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2013
(In thousands, except share and per share amounts)

	PhotoMedex Historical	Division Disposition Adjustment			Pro Forma

Revenues	$224,664	$(21,637)	(1d	)	$203,027

Cost of revenues	45,035	(10,989)	(1d	)	34,046

Gross Profit	179,629	(10,648)			168,981

Operating expenses:
Selling, general and administrative	154,278	(13,798)	(1d	)	140,480
Engineering and product development	3,306	(1,179)	(1d	)	2,127
	157,584	(14,977)			142,607

Income from continuing operations before interest and other financing income, net	22,045	4,329			26,374

Interest and other financing income, net	702	-			702

Income from continuing operations before income taxes	22,747	4,329			27,076

Income tax expense	(4,370)	-			(4,370)

Income from continuing operations	$18,377	$4,329			$22,706

Income per share:
Basic	$0.90				$1.11
Diluted	$0.89				$1.10

Shares used in computing income per share:
Basic	20,454,970				20,454,970
Diluted	20,657,240				20,657,240

PHOTOMEDEX, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2012
(In thousands, except share and per share amounts)

	PhotoMedex Historical	Division Disposition Adjustment			Pro Forma

Revenues	$220,651	$(14,303)	(1d	)	$206,348

Cost of revenues	46,642	(8,900)	(1d	)	37,742

Gross Profit	174,009	(5,403)			168,606

Operating expenses:
Selling, general and administrative	43,817	(10,598)	(1d	)	133,219
Engineering and product development	2,914	(859)	(1d	)	2,055
	146,731	(11,457)			135,274

Income from continuing operations before interest and other financing expense, net	27,278	6,054			33,332

Interest and other financing expense, net	(351)	-			(351)

Income from continuing operations before income taxes	26,927	6,054			32,981

Income tax expense	(4,438)	-			(4,438)

Income from continuing operations	$22,489	$6,054			$28,543

Income per share:
Basic	$1.10				$1.40
Diluted	$1.08				$1.37

Shares used in computing income per share:
Basic	20,355,520				20,355,520
Diluted	20,764,354				20,764,354

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Sale of XTRAC/VTRAC Division and application of proceeds thereof, pro forma adjustments (in thousands) (unaudited):
(1a)	Reflects the elimination of assets and liabilities attributable to the XTRAC/VTRAC Division.
(1b)
Reflects the receipt of cash consideration at closing of the transaction of $40,134, net of escrow of $750 (which was presented among long term assets) and direct expenses in an amount of $1,616 (of which $186 were reflected in March 31, 2015 balances as a current liability). The net proceeds have been applied towards the long term debt, including the forbearance fees in a total amount of $1,250 (which were presented among other current liabilities), month to date interest on the debt, all as required under the Company's existing debt agreement, and professional fees and costs incurred to satisfy various conditions up to closing.

(1c)
Reflects the gain of approximately $13,896 arising from the transaction as of March 31, 2015. This estimated gain and costs related to the sale have not been reflected in the pro-forma consolidated statements of operations as it is considered to be non-recurring in nature, and will be classified as a component of discontinued operations. No adjustment has been made to the sale proceeds to give effect to any potential post-closing working capital adjustments under the terms of the transaction, however, such adjustments may result.

(1d)	Reflects the elimination of the Division's revenues, cost of revenues, selling, general and administrative costs and other financing income/expense.
(1e)
Reflects the interest expense that would not have been incurred during the periods (for which the interest bearing debt was outstanding) if the net proceeds from the transaction had been used to repay the interest bearing debt that was outstanding at that time. During the years ended December 31, 2013 and 2012, such interest-bearing debt was not outstanding. The Company has not included a pro forma adjustment for any interest or financing income that could have been earned on the excess proceeds in those years due to the immateriality of such amounts.

2.	Income Taxes
Income tax expense (benefit) for the XTRAC/VTRAC Division was determined based on the "separate return method" since the Division was included in the consolidated income tax return of PhotoMedex for the periods presented. Any resulting net deferred tax assets were evaluated for recoverability and, accordingly, a 100% valuation allowance was provided as it was more likely than not that all or some portion of the deferred tax asset will not be realized.